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                                                                    (EXHIBIT 23)


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus pertaining to the 1993 Key Employee Stock Incentive Plan of The McGraw-Hill Companies, Inc. of our reports dated January 28, 1997 with respect to the consolidated financial statements of The McGraw-Hill Companies, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP


Ernst & Young LLP
New York, New York
June 25, 1997